EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 24, 1996, appearing on page F-2 of The Panda Project Inc.'s Annual Report on Form 10-K for the year ended March 31, 1996.


/s/ PRICE WATERHOUSE LLP
------------------------

Price Waterhouse LLP
Fort Lauderdale, Florida
April 25, 1997